Atlantic Preferred Capital Corporation
Ratio of earnings to preferred stock dividends
Dollars in thousands


                                                    Period form inception,
                                                    March 20, 1998 through
                                                      September 30, 1998
                                                    -----------------------

Earnings available to common shareholder ...............    $8,063
Preferred stock dividends (1) ..........................        40
                                                            ------
  Adjusted earnings (2) ................................    $8,103
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Ratio (2 divided by 1) ..................................    202.6